UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

Precision BioSciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38841	20-4206017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St. Suite A-100
Durham, North Carolina		27701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 919 314-5512

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	DTIL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On April 11, 2024, Precision BioSciences, Inc. (the “Company”) received written notice from Prevail Therapeutics Inc. (“Prevail”), a wholly-owned subsidiary of Eli Lilly and Company, of Prevail’s termination of the Amended and Restated Development and License Agreement, dated June 30, 2023, between Prevail and the Company (the “Agreement”). Prevail’s notice informed the Company that Prevail was exercising its right pursuant to Section 15.3.2 of the Agreement to terminate the Agreement in its entirety without cause upon 90 days’ prior written notice to the Company. The termination will be effective on July 10, 2024.

Pursuant to the terms of the Agreement, Precision and Prevail agreed to collaborate and develop the Company’s ARCUS nucleases for the research and development of potential in vivo therapies for three initial genetic disorder targets, including Duchenne muscular dystrophy (“DMD”) in muscle, a liver directed target (“PBGENE-LLY2”) and a central nervous system directed target (“PBGENE-LLY3” and together with DMD and PBGENE-LLY2, the “Programs”). Under the original agreement with Eli Lilly and Company signed November 19, 2020, Precision received $135 million in upfront investment consisting of $100 million upfront and $35 million from Lilly’s purchase of 125,406 shares of the Company’s common stock (on a post-reverse stock split basis). The Agreement was amended and restated in June 2023 with Prevail assuming and funding preclinical research and investigational new drug application-enabling activities, which had previously been conducted by the Company at its expense, as well as assuming responsibility for the manufacturing of initial clinical trial material for the first licensed product. Upon the achievement of various milestones, the Company would have been entitled to receive milestone payments of up to an aggregate of $390 million to $395 million per licensed product as well as nomination fees for additional targets and certain research funding. If licensed products resulting from the collaboration were approved and sold, Prevail would have also been required to pay tiered royalties ranging from the mid-single digit percentages to the low-teens percentages on world-wide net sales of the licensed products, subject to customary potential reductions. Prevail’s exercise of its termination right is contemporaneous with achievement of defined preclinical activities on the collaboration for the Programs, at which time Prevail would have taken over all remaining development activities for the Programs.

In connection with the termination, the Company has exercised its reversion option (the “Reversion Option”) under the Agreement to regain control over development of the Programs and plans to explore opportunities to further develop the Programs. As a result, Prevail is required upon Precision’s request and to the extent permitted by law or terms of third party agreements, to assign and transfer to the Company all right, title and interest in and to all materials, preclinical and clinical data, safety data and all other supporting data in Prevail’s control related to the terminated products for the continued development and commercialization of such products.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 6, 2023, and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

Although it has not finalized its full financial results for the quarter ended March 31, 2024, the Company expects to report that it had approximately $137 million in cash and cash equivalents as of March 31, 2024. This estimate is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of March 31, 2024, and its results of operations for the quarter ended March 31, 2024. The review of the Company’s financial statements for the quarter ended March 31, 2024 by the Company’s independent registered public accounting firm is ongoing and could result in changes to the information set forth above.

Item 7.01 Regulation FD Disclosure.

On April 16, 2024, the Company issued a press release announcing the termination of the Agreement. A copy of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is furnished pursuant to this Item 7.01.

The information under this Item 7.01 (including Exhibit 99.1 hereto) and Item 2.02 of this Current Report on Form 8-K is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the SEC shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s plans in connection with the termination of the Agreement, the Company’s intention to exercise the Reversion Option, the future development of the Programs, including the possibility of new partners or collaborations for the Programs and the ability to generate future revenue from the Programs. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “designed to”, “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions. Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are neither promises nor guarantees, and involve a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, without limitation, our ability to procure sufficient funding or other partnership opportunities to advance the Programs or other programs on terms that are acceptable to us, or at all, the progression and success of our programs and product candidates in which we expend our resources; our limited ability or inability to assess the safety and efficacy of our product candidates; the risk that other genome-editing technologies may provide significant advantages over our ARCUS technology; our or our collaborators’ or other licensees’ ability to advance product candidates into, and successfully design, implement and complete, clinical trials; the success of our existing collaboration agreements, and our ability to enter into new collaboration arrangements; and the other risks referred to under the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website under SEC Filings at investor.precisionbiosciences.com. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Precision BioSciences, Inc. dated April 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date:	April 16, 2024	By:	/s/ John Alexander Kelly
John Alexander Kelly Chief Financial Officer